PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 1998
TO PROSPECTUS DATED OCTOBER 14, 1998




                                   741,876 SHARES


                                    GALAGEN INC.


                                    COMMON STOCK

                                -------------------


          THIS PROSPECTUS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS DATED OCTOBER 14, 1998 (THE "PROSPECTUS"). THE SELLING STOCKHOLDERS TABLE ON PAGE 4 OF THE PROSPECTUS IS HEREBY SUPPLEMENTED TO INCLUDE AN ADDITIONAL SELLING STOCKHOLDER AS INDICATED IN THE FOLLOWING TABLE. AS USED HEREIN, "SELLING STOCKHOLDER" INCLUDES DONEES AND PLEDGEES SELLING SHARES RECEIVED FROM A NAMED SELLING STOCKHOLDER AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT (PERCENTAGES ARE BASED ON 8,341,619 SHARES OUTSTANDING ON DECEMBER 7,
1998).

                               SHARES OWNED                     SHARES OWNED
                           PRIOR TO OFFERING (1)             AFTER OFFERING (2)
                           ---------------------            -------------------
                                     PERCENT OF    SHARES            PERCENT OF
           NAME            NUMBER    OUTSTANDING   OFFERED  NUMBER  OUTSTANDING
-----------------------    ------    -----------   -------  ------  -----------
 H. David Cowherd          65,000         *        65,000      0          0


-------------------

*    Less than 1%.

(1) Holdings are as of December 7, 1998 and assume full exercise of the Warrants held by such Selling Stockholder.

(2)  Assumes sale of all shares of the Selling Stockholder offered hereby.